UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CHIPOTLE MEXICAN GRILL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 11, 2016.

CHIPOTLE MEXICAN GRILL, INC.

CHIPOTLE MEXICAN GRILL, INC.

1401 WYNKOOP ST, STE 500

DENVER, CO 80202

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 14, 2016
Date: May 11, 2016 Time: 8:00 A.M., Mountain Time
Location:	Grand Hyatt Denver
1750 Welton Street
Denver, Colorado

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

COMBINED PROXY STATEMENT          ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 27, 2016 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote FOR the following:

1.	Election of Nine Directors

Nominees:

01)	Al Baldocchi	06)	Neil Flanzraich
02)	Darlene Friedman	07)	Pat Flynn
03)	John Charlesworth	08)	Stephen Gillett
04)	Kimbal Musk	09)	Steve Ells
05)	Monty Moran

The Board of Directors recommends you vote FOR the following proposals:

2.	An advisory vote to approve the compensation of our executive officers as disclosed in the proxy statement (“say-on-pay”).

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016.

4.	A proposal to approve an amendment to the Amended and Restated Certificate of Incorporation of Chipotle Mexican Grill, Inc., to remove a provision allowing only the Board of Directors or the Chairman of the Board the ability to call special meetings of shareholders.

5.	A proposal to approve amendments to the Chipotle Mexican Grill, Inc. Amended and Restated Bylaws to adopt a “proxy access” bylaw allowing a shareholder, or group of not more than 20 shareholders, owning an aggregate of not less than 5% of our outstanding common stock continuously for at least three years to submit a limited number of candidates for election to our Board and to require us to include such candidate(s), subject to satisfaction of the requirements of our bylaws, in our proxy materials for the meeting at which such election will be held.

The Board of Directors recommends you vote AGAINST the following proposals:

6.	A shareholder proposal, if properly presented at the meeting, requesting that the Board of Directors adopt and present for shareholder approval a “proxy access” bylaw to allow a shareholder or group of shareholders owning an aggregate of 3% or more of our outstanding common stock continuously for at least three years to submit a limited number of candidates for election to our Board and to require us to include such candidate(s) in our proxy materials for the meeting at which such election will be held.

7.	A shareholder proposal, if properly presented at the meeting, requesting adoption of a stock retention policy for senior executives.

8.	A shareholder proposal, if properly presented at the meeting, requesting that the Board of Directors implement changes to Chipotle’s governing documents to allow shareholders owning an aggregate of 10% of our outstanding common stock to call special meetings of shareholders.

9.	A shareholder proposal, if properly presented at the meeting, requesting Chipotle to issue an annual sustainability report meeting specified criteria.

10.	A shareholder proposal, if properly presented at the meeting, requesting that our Compensation Committee prepare and disclose a report on the feasibility of incorporating sustainability measures into executive officer incentive compensation programs.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.